UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

GUIDELINE, INC.
(Exact name of registrant as specified in its charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 28, 2007, Guideline, Inc., a New York corporation (“Guideline” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with infoUSA Inc., a Delaware corporation (“infoUSA”), and Knickerbocker Acquisition Corp., a New York corporation and a wholly-owned subsidiary of infoUSA (“Purchaser”).

The Merger Agreement provides that Purchaser will commence a cash tender offer to acquire (i) all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”), at a price of $1.35 per Common Share, in cash and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Shares” and, along with the Common Shares, the “Shares”), at a price equal to the liquidation preference of $1.50 per share plus accrued dividends thereon, in cash (the “Offer”). Under the Merger Agreement, the Offer will commence as promptly as practicable and in any event within fifteen (15) business days after the date of the Merger Agreement and will remain open for twenty (20) business days after the commencement, subject to extensions under certain circumstances.

The Offer is subject to customary conditions, including, among others, that a number of Common Shares constituting at least sixty-six and two-thirds percent (66 2/3%) of the Common Shares issued and outstanding on a fully-diluted basis have been tendered.

In the Merger Agreement, the Company has granted to the Purchaser an option (the “Top-Up Option”) to purchase up to a number of Common Shares that, when added to the number of Common Shares directly or indirectly owned by infoUSA and the Purchaser immediately following completion of the Offer, will constitute more than ninety percent (90%) of the number of Common Shares on a fully-diluted basis (assuming the issuance of the Common Shares issued upon exercise of the Top-Up Option), at a purchase price per Common Share equal to the price paid per Common Share in the Offer. The Top-Up Option may only be exercised if the Purchaser has accepted for payment at least ninety percent (90%) of the outstanding Preferred Shares in the Offer and if exercise thereof will result in the ownership by infoUSA and the Purchaser of at least ninety percent (90%) of the Common Shares on a fully-diluted basis. The Top-Up Option may not be exercised for a number of Common Shares that would require the approval of the Company’s shareholders under applicable law, or that exceeds the number of Common Shares authorized in the Company’s certificate of incorporation.

Following the consummation of the Offer, on the terms and subject to the conditions set forth in the Merger Agreement, the Purchaser will merge with and into the Company (the “Merger”), whereby all issued and outstanding Shares not owned by the Company, the Purchaser or infoUSA, or with respect to which the holder thereof has not properly asserted appraisal rights under the New York Business Corporation Law (the “NYBCL”), will be converted into the right to receive the cash amount payable in the Offer without interest. Following the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the surviving corporation (the “Surviving Corporation”).

In addition, immediately prior to the effective time of the Merger (the “Effective Time”), each outstanding unexercised option to purchase Common Shares, whether or not then vested or fully exercisable will become immediately vested and exercisable in full and, at the Effective Time, will be cancelled in exchange for the right to receive in settlement of such option a cash payment from the Company equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Option and (ii) the excess, if any, of the Common Share Merger consideration over the exercise price per Common Share of such option.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, (i) to conduct its and its subsidiaries’ business in the ordinary course during the period between the date of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions or take certain actions during such period, (iii) if approval of the Company’s shareholders is necessary, to cause a meeting of the shareholders of the Company to be held to approve the Merger Agreement and the Merger, and (iv) not to solicit or take any action to facilitate any alternate acquisition proposal, subject to certain exceptions set forth in the Merger Agreement. In the event that infoUSA and Purchaser collectively own at least ninety percent (90%) of the Common Shares on a fully-diluted basis and ninety percent (90%) of the Preferred Shares on a fully-diluted basis, Purchaser and infoUSA may, pursuant to Section 905 of the NYBCL, effect the Merger without approval of the Company’s shareholders by filing a certificate of merger with the New York Department of State.

Each party’s obligation to consummate the Merger is subject to customary closing conditions, including, among others, (i) the Purchaser will have accepted for purchase and purchased all of the Shares properly tendered and not withdrawn pursuant to the terms of the Offer, (ii) to the extent shareholder approval is required for consummation of the Merger, the Company will have obtained such approval, and (iii) the absence of any law or order prohibiting the consummation of the Merger.

The Merger Agreement contains certain termination rights for each of the Company, infoUSA and the Purchaser, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company would be required to pay to infoUSA a termination fee of up to $1,375,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet commenced and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of Guideline. Additional details regarding the tender offer and the transaction will be disclosed in tender offer documents, which will be filed concurrently with commencement of the tender offer. If the tender offer described above is commenced, a tender offer statement on Schedule TO will be filed by infoUSA with the Securities and Exchange Commission (the “SEC”) and, following commencement, a solicitation/recommendation statement on Schedule 14D-9 will be filed by the Company with the SEC. The Company’s shareholders are urged to read the tender offer statement, the solicitation/recommendation statement and any other relevant documents relating to the tender offer described above, when they become available, because they will contain important information about the Company, infoUSA and the proposed transaction. The tender offer statement and the solicitation/recommendation statement should be read carefully before making a decision concerning the transaction.

The Company’s shareholders will be able to obtain copies of these documents when they become available, along with other documents filed with the SEC, free of charge, through the website maintained by the SEC at http://www.sec.gov. Shareholders can also obtain, free of charge, copies of the solicitation/recommendation statement when it becomes available, along with any documents the Company has filed with the SEC, by directing a request to the Company at 625 Avenue of the Americas, New York, NY 10011, Attention: Controller, telephone: (212) 645-4500.

The Company’s shareholders can also obtain, free of charge, copies of the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) when it becomes available, along with any documents infoUSA has filed with the SEC, by directing a request to infoUSA at 5711 S. 86th Circle, Omaha NE 68127, Attention: Chief Financial Officer, telephone: (402) 593-4500.

Forward-Looking Statements

Note: This current report contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements regarding the outlook for the Company’s markets and the demand for its products and services, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, growth of its annual retainer business, benefits of its strategies and initiatives, the success of new products and services introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including statements regarding the anticipated timing of filings and approvals relating to the Offer and the Merger, statements regarding the expected timing of the completion of the Offer and the Merger, statements regarding the ability to complete the Offer and the Merger considering the various closing conditions, any statements of expectation or belief with regard to the Offer and the Merger and any statements of assumptions underlying any of the foregoing. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of a number of risks and uncertainties, including, among others, uncertainties as to the timing of the Offer and the Merger uncertainties as to how many shareholders will tender their Shares in the Offer, the risk that competing offers will be made, the possibility that various closing conditions for the Offer and the Merger may not be satisfied or waived, the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, or other business partners, other business effects, including the effects of industry, economic or political conditions outside of the Company’s control, transaction costs, actual or contingent liabilities and other risks, uncertainties and other factors discussed in the Company’s periodic and other reports filed with the SEC, as well as the Offer documents to be filed by infoUSA and the solicitation/recommendation statement to be filed by the Company. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. Investors and shareholders are cautioned not to place undue reliance on any forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Walke Separation Agreement

On June 28, 2007, the Company, infoUSA and David Walke, entered into a separation, restrictive covenants and release agreement (the “Walke Separation Agreement”). Under the Walke Separation Agreement, Mr. Walke’s employment as the Company’s Chief Executive Officer, pursuant to the employment agreement dated November 21, 2001, as amended January 1, 2005 (the “Walke Employment Agreement”), will be terminated on the date that infoUSA or the Purchaser accepts tender of a total of at least sixty-six and two-thirds percent (66 2/3%) or more of the outstanding Common Shares on a fully-diluted basis in the Offer (the “Walke Termination Date”). In the event that the Merger Agreement is terminated, the Walke Separation Agreement will be deemed terminated and shall be null and void.

On the Walke Termination Date, infoUSA, or the Company at the direction of infoUSA, will pay to Mr. Walke the sum of $1,300,000 (the “Walke Termination Payment”) in full and adequate consideration for the obligations of Mr. Walke set forth in the Walke Separation Agreement (including, without limitation, certain non-competition and non-solicitation covenants of Mr. Walke for a period of three (3) years commencing on the Walke Termination Date) and is intended to include payment for, and discharge of, any and all obligations of the Company to Mr. Walke pursuant to the Walke Employment Agreement and any and all benefits plans and programs in which Mr. Walke participates, except for any requirements imposed by law. In addition, and in consideration for the Walke Termination Payment, Mr. Walke released, effective as of the Walke Termination Date, infoUSA, the Company, the Surviving Corporation and their respective affiliates from all claims and liabilities arising on or prior to the Walke Termination Date.

The foregoing description of the Walke Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Walke Separation Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Peter Stone Separation Agreement

On June 28, 2007, the Company, infoUSA and Peter Stone, entered into a separation, restrictive covenants and release agreement (the “Stone Separation Agreement”). Under the Stone Separation Agreement, Mr. Stone’s employment as the Company’s Chief Financial Officer, pursuant to the employment agreement dated May 13, 2002, as amended January 1, 2005 (the “Stone Employment Agreement”), will be terminated on the date that is the three (3) month anniversary of the date on which the Offer is consummated (the “Stone Termination Date”); provided, that the Company may terminate Mr. Stone’s employment after the consummation of the Offer but prior to the Stone Termination Date for “cause” (as defined in the Stone Separation Agreement). Effective as of the date of the consummation of the Offer, all other agreements between Mr. Stone and the Company, or any affiliate of the Company, relating to Mr. Stone’s employment or the terms and conditions thereof, including the Stone Employment Agreement, will be terminated and superseded by the Stone Separation Agreement. In the event that the Merger Agreement is terminated, the Stone Separation Agreement will be deemed terminated and null and void.

Mr. Stone will continue to receive his salary and benefits, at their current levels, up to and including the Stone Termination Date. So long as Mr. Stone’s employment is not terminated for “cause” and Mr. Stone does not resign prior to the Stone Termination Date, then commencing as of the Stone Termination Date and continuing through the date that is the fifteen (15) month anniversary of the consummation of the Offer, the Company will pay (i) the sum of $375,000 to Mr. Stone payable in accordance with the Company’s normal payroll policy from time to time in effect and (ii) the employer portion of any medical, disability, dental or other health insurance provided to Mr. Stone as of the Stone Termination Date.

In consideration for all payments to be made to Mr. Stone under the Stone Separation Agreement, Mr. Stone agreed, among other things, (i) to certain non-competition and non-solicitation restrictions for a period of fifteen (15) months commencing on the date of consummation of the Offer and (ii) to release infoUSA, the Company, the Surviving Corporation and their respective affiliates from all claims and liabilities arising on or prior to the Termination Date.

The foregoing description of the Stone Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stone Separation Agreement, filed as Exhibit 10.2 hereto and incorporated herein by reference.

Marc Litvinoff Employment Agreement

On June 29, 2007 the Company entered into an employment agreement (the “Litvinoff Employment Agreement”) with Marc Litvinoff. Under the Litvinoff Employment Agreement, Mr. Litvinoff will be employed as the Chief Executive Officer of the Company commencing on the date that infoUSA and/or the Purchaser accept tender of a total of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Shares on a fully-diluted basis pursuant to the Offer and will continue for a period of five (5) years thereafter unless terminated sooner in accordance with the terms of the Litvinoff Employment Agreement.

As compensation for his services, Mr. Litvinoff will receive an annual base salary of $350,000. He will also be entitled to participate in the Company’s incentive bonus plan for 2007 and receive a one-time sign-on bonus of $200,000.

The Litvinoff Employment Agreement also provides that:

▪
in the event that Mr. Litvinoff’s employment is terminated by the Company without “cause” (as defined in the Litvinoff Employment Agreement), he will be entitled to receive severance in an amount equal to two (2) times his then current base salary to be paid over a two-year period and a pro rated portion of the incentive bonus he would have been entitled to receive in such year of termination of his employment;

▪
in the event that Mr. Litvinoff’s employment is terminated as a result of his death, voluntarily by Mr. Litvinoff upon thirty (30) days prior written notice to the Company or because the Company has declined to renew his employment following expiration of the Litvinoff Employment Agreement, he will be entitled to receive severance in an amount equal to one (1) times his then current base salary to be paid over a one-year period in accordance with the Company’s then current payroll practices; and

▪
in the event that Mr. Litvinoff’s employment is terminated by the Company for “cause”, his employment is terminated by mutual agreement between the Company and Mr. Litvinoff or because of his physical or mental disability, he will be entitled to compensation only up until the date of termination of his employment.

Under the Litvinoff Employment Agreement, Mr. Litvinoff agreed, among other things, to certain non-competition and non-solicitation restrictions for a period of two (2) years after the termination of his employment with the Company (or a period of one (1) year after the voluntary termination of his employment with the Company by Mr. Litvinoff), subject to certain exceptions.

The foregoing description of the Litvinoff Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Litvinoff Employment Agreement, filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of June 28, 2007, entered into by and among infoUSA Inc., a Delaware corporation (“infoUSA”), Knickerbocker Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent, and Guideline, Inc., a New York corporation.

10.1
Separation, Restrictive Covenants and Release Agreement, made and entered into as of June 28, 2007, by and between infoUSA Inc., a Delaware corporation, Guideline, Inc. a New York corporation, and David Walke, an individual.

10.2
Separation, Restrictive Covenants and Release Agreement, made and entered into as of June 28, 2007, by and between infoUSA Inc., a Delaware corporation, Guideline, Inc. a New York corporation, and Peter Stone, an individual.

10.3	Employment Agreement, made and entered into as of June 29, 2007, by and between Guideline, Inc., a New York corporation, and Marc Litvinoff, an individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDELINE, INC.

Date: July 5, 2007	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of June 28, 2007, entered into by and among infoUSA Inc., a Delaware corporation (“infoUSA”), Knickerbocker Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent, and Guideline, Inc., a New York corporation.

10.1
Separation, Restrictive Covenants and Release Agreement, made and entered into as of June 28, 2007, by and between infoUSA Inc., a Delaware corporation, Guideline, Inc. a New York corporation, and David Walke, an individual.

10.2
Separation, Restrictive Covenants and Release Agreement, made and entered into as of June 28, 2007, by and between infoUSA Inc., a Delaware corporation, Guideline, Inc. a New York corporation, and Peter Stone, an individual.

10.3	Employment Agreement, made and entered into as of June 29, 2007, by and between Guideline, Inc., a New York corporation, and Marc Litvinoff, an individual.